EXHIBIT 21

                            EQUUS GAMING COMPANY L.P.
                     LIST OF SUBSIDIARIES OF THE REGISTRANT


1-     Equus  Entertainment  Corporation  (see  NOTE  A)
2-     Virginia  Turf  Club,  Inc.
3-     Equus  Comuneros  S.A.
4-     Equus  Entertainment  de  Panama,  S.A.
5-     Galapagos,  S.A.


NOTE  A:
Equus Entertainment Corporation has a subsidiary, Housing Development Associates, S.A., which in turn has the following subsidiaries:

1  -  El  Comandante  Capital  Corp.
2  -  El  Comandante  Management  Company  LLC
3  -  Agency  Betting  Network,  Inc.
4  -  Satellite  Services  International,  Inc.


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